UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2013

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697 06-1449146
(Commission File Number) (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On July 15, 2013, Republic Airline Inc. ("Republic"), a wholly owned subsidiary of Republic Airways Holdings Inc. (the "Company"), entered into a Funding Agreement (2013) (the "Funding Agreement") and a Loan Agreement (2013) (the "Loan Agreement"), each dated as of July 2, 2013, with Agencia Especial de Financiamento Industrial – Finame (the "Lender") and a related Aircraft Security Agreement (2013), dated as of July 2, 2013 (the "Security Agreement") with Wells Fargo Bank Northwest, National Association, as Security Trustee (the "Trustee"), providing for commitments from the Lender to Republic to finance Republic's purchase of up to 47 Embraer ERJ 175LR aircraft pursuant to an Amended and Restated Purchase Agreement COM 0190-10 dated as of January 23, 2013 between Embraer S.A. and Republic (the "Purchase Agreement"). Republic's obligations under the Funding Agreement, the Loan Agreement and certain related documents are unconditionally guaranteed by the Company pursuant to the terms of a Guaranty executed by the Company on July 15, 2013.

Pursuant to the Funding Agreement and the Loan Agreement, the Lender has committed to make separate advances as requested by Republic in an amount of up to 85% of the net cost of each of the purchased aircraft up to a total commitment of approximately $1.0 billion. The amounts advanced will bear interest at a rate based upon LIBOR or the LIBOR swap rate, as specified by Republic at the time of each advance, plus a margin specified in the agreements. The principal amount of each advance will be required to be repaid in 48 equal installments over a period of 11 years and 9 months from the date of the advance. Each loan may be prepaid at any time at the option of Republic without premium or penalty and is subject to mandatory prepayment upon any loss or sale of the related aircraft. The Lender's commitment to lend under the agreements continues until December 28, 2016, unless earlier terminated in accordance with the agreements.

The Loan Agreement and the Funding Agreement include certain conditions to each advance, including the delivery of appropriate promissory notes and supplements to the Security Agreement, the perfection of the Trustee's security interest in the financed aircraft, accuracy of representations and warranties, payment for and acceptance of delivery of the financed aircraft, receipt of an FAA airworthiness certificate with respect to the financed aircraft, maintenance by the Company of a specified ASU rating, the continued effectiveness of the code-share agreement between Republic and American Airlines, and the absence of any event of default or material adverse change as defined in the Loan Agreement. The agreements also include certain covenants relating to, among other things, reporting of financial and other information, maintenance of licenses and other authorizations, maintenance of the Trustee's security interests and maintenance of at least two code-share partners, one of which is American Airlines.

The agreements provide for certain events of default, the occurrence of which would entitle the Lender to terminate the commitment to make further advances and to accelerate the maturity of all outstanding obligations under the Funding Agreement and the Loan Agreement. These events include, among others, (i) failure to pay principal, interest or other amounts when due, subject to applicable grace periods, (ii) failure to maintain insurance on the aircraft as required by the Security Agreement, (iii) failure to perform other covenants, subject to notice and applicable grace periods, (iv) breaches of representations and warranties not remedied within applicable grace periods, (v) occurrence of certain bankruptcy events with respect to Republic or the Company, (vi) invalidity of the various agreements or loss of the lien created by the Security Agreement, (vii) the entry of certain judgments against the Borrower or the Company, (viii) cessation of Republic's status as an air carrier under applicable U.S. regulations and (ix) occurrence of an event of default under certain related agreements, including warranties and other agreements that are part of the collateral under the Security Agreement. The Lender's commitment to make advances under the Funding Agreement can also be terminated in the event the Purchase Agreement is irrevocably and finally terminated.

Each advance will be secured by a first priority security interest in the related aircraft and certain associated rights, including the airframe, engines, parts and the related warranties, lease rights and other rights described in the Security Agreement. The Security Agreement includes, among other provisions, (i) limitations on Republic's ability to incur additional liens (other than permitted liens as defined in the Security Agreement) on certain collateral and to lease or relinquish possession of any aircraft, airframe or engine that constitutes collateral, (ii) provisions regarding the registration, operation and maintenance of the aircraft, including required insurance coverages, and (iii) provisions setting forth the remedies of the Trustee if an event of default occurs, which include the right to take possession of and sell the collateral as provided in the Security Agreement.

Pursuant to the Guaranty, the Company has agreed to unconditionally guarantee the payment and performance of all of Republic's obligations under the Funding Agreement, the Loan Agreement, the Security Agreement and certain related agreements between Republic and the Lender. In the Funding Agreement and the Guaranty, each of Republic and the Company agreed that it will not consolidate or merge with or into any other person or sell, convey, transfer, lease or otherwise dispose of substantially all of its assets in one or a series of transactions to any person unless certain conditions set forth in the Funding Agreement and the Guaranty, respectively, are met, including without limitation

•	the assumption of Republic's or the Company's obligations under the respective agreement by its successor in such transaction,

•
the tangible net worth of Republic or the Company or their respective successor immediately following the transaction is equal to or greater than the tangible net worth of Republic or the Company, as applicable, immediately prior to the transaction,

•
immediately after giving effect to the transaction no material adverse change (as defined in the Loan Agreement) shall occur as a result of the transaction and no event of default, bankruptcy default or payment default (each as defined in the Loan Agreement) shall have occurred and be continuing under the Loan Agreement, and

•
any successor to Republic in such a transaction is a U.S certified Air Carrier, a Section 1110 Air Carrier and a U.S. Citizen (each as defined in the Funding Agreement) that is not the subject of bankruptcy proceedings and is not an airframe manufacturer or an affiliate thereof.

The foregoing summaries of the Funding Agreement, the Loan Agreement, the Security Agreement and the Guaranty are qualified in their entirety by the terms and conditions of those documents, which will be filed as exhibits to the Company's Form 10-Q for the quarter ended September 30, 2013.

On July 15, 2013, the Company issued a press release announcing the execution of the agreements, a copy of which is included as Exhibit 99.1 to this report.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits .

(d)    Exhibits.

99.1    Press Release of Republic Airways Holdings Inc. dated July 15, 2013.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.
By:    /s/ Timothy P. Dooley
Name:    Timothy P. Dooley

Title:	Senior Vice President and Chief Financial Officer

Dated: July 19, 2013

EXHIBIT INDEX
Exhibit Number    Description
99.1    Press Release of Republic Airways Holdings Inc. dated July 15, 2013.